UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 1, 2020

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware			001-37751	27-2170749
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center	Beverly,	Massachusetts		01915
(Address of principal executive offices)				(Zip code)

(978) 922-3080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARA	New York Stock Exchange

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 7, 2020 by American Renal Associates Holdings, Inc. (the “Company”) regarding Grant Thornton LLP’s (“Grant Thornton”) decision not to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, in order to provide the effective date of Grant Thornton’s resignation.

Item 4.01.	Changes in Registrant’s Certifying Accountant.
 On April 1, 2020, Grant Thornton, the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2019, notified the Company of its decision not to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Grant Thornton was previously engaged to review the Company's condensed consolidated financial statements for the quarter ended March 31, 2020. Accordingly, Grant Thornton continued to serve as the Company’s independent registered public accounting firm through the completion of such review and the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Form 10-Q”). The Company filed the Form 10-Q with the SEC on May 11, 2020, at which time Grant Thornton’s resignation as the Company’s independent registered public accounting firm became effective.
The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is engaged in a process to select a successor independent registered public accounting firm for the year ending December 31, 2020.
The reports of Grant Thornton on the Company's consolidated financial statements for the fiscal years ended December 31, 2019 (“fiscal 2019”) and December 31, 2018 (“fiscal 2018”) did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During fiscal 2019 and fiscal 2018, and the subsequent period through May 11, 2020, there were (i) no “disagreements” (as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except as described below.
As disclosed in the Company’s Annual Report on Form 10-K for fiscal 2019, management identified material weaknesses in the operating effectiveness of the Company’s internal control over financial reporting that existed as of December 31, 2018, including material weaknesses relating to the ineffectiveness or failure to maintain effective controls relating to: (1) the control environment, (2) accounting for net patient service operating revenues, net accounts receivable, amounts due to payors, income taxes, noncontrolling interests and review and approval of journal entries, (3) information and communication and (4) monitoring. In connection with the Company’s ongoing remediation efforts of the material weaknesses that existed as of December 31, 2018, management identified an additional material weakness in the Company’s internal control over financial reporting that existed as of December 31, 2019. Specifically, the Company’s controls over the financial statement close process were not effectively designed to ensure that the Company’s financial statements are in compliance with U.S. generally accepted accounting principles due to a lack of sufficient accounting and supervisory personnel.
The Audit Committee has discussed the subject matter of the foregoing material weaknesses with Grant Thornton, and the Company has authorized Grant Thornton to respond fully to any inquiries concerning such matters made by the successor auditor expected to be engaged as the Company’s independent registered public accounting firm to perform audit services for the fiscal year ending December 31, 2020.
The Company has provided a copy of the foregoing disclosures to Grant Thornton and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether Grant Thornton agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of Grant Thornton's letter, dated May 15, 2020, is filed as Exhibit 16.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
16.1	Letter of Grant Thornton LLP, dated May 15, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated:	May 15, 2020	By:	/s/ Mark Herbers
		Name:	Mark Herbers
		Title:	Interim Chief Financial Officer

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